Exhibit 10.19

SIXTH AMENDMENT TO INDUSTRIAL REAL ESTATE LEASE

THIS SIXTH AMENDMENT TO INDUSTRIAL REAL ESTATE LEASE is dated this 24th day of August, 2020 between PAGODA PARTNERS LLC, an Ohio limited liability company, having an address of 1801 E. Ninth Street, Suite 1600, Cleveland, Ohio 44114-3103 (“Landlord”), and ARHAUS, LLC a Delaware limited liability company, fka HOMEWORKS, INC, having an address of 51 East Hines Hill Road, Boston Heights, Ohio 44236 (“Tenant”).

RECITALS

A.

Landlord and Tenant entered into a certain Industrial Real Estate Lease, dated November 8, 2000 (the “Original Lease”), with respect to premises known as 7700 Northfield Road, Walton Hills, Ohio 44146.

B.

Landlord and Tenant amended the Original Lease pursuant to the First Amendment to Industrial Real Estate Lease dated September 22, 2004 (the “1st Amendment”), the Second Amendment to Industrial Real Estate Lease dated April 12, 2005 (the “2nd Amendment”), the Third Amendment dated December 16, 2013 (the “3rd Amendment”), the Fourth Amendment dated May 16, 2019 (the “4th Amendment”), and the Fifth Amendment dated May 1, 2020 (the “5th Amendment’’),

C.	The parties desire to amend the Original Lease as previously amended (the “Lease”) to amend and extend the Term of the Original Lease.

NOW THEREFORE, for good and valuable consideration, the Landlord and Tenant agree as follows;

1.

Section 1.05 shall be revised and amended as follows: Beginning on May 1, 2021, the Term of the Original Lease shall be extended through and including April 30, 2024. Subject to Landlord’s written approval and acceptance, Tenant may extend the term in twelve (12) month increments by providing Landlord with notice six (6) months prior to the end of the then current termination date.

2.

Exhibit B-1 shall be revised and amended as follows: From the date of commencement of the extended Term, May 1, 2021 through and including the Lease termination date of April 30, 2024 or any renewal term thereafter, rent (inclusive of common area maintenance and insurance) shall be $113,242.32 per month.

The remaining provisions of the Lease and Exhibits shall remain unchanged and unaffected by this 6th Amendment.

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IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement as of the day and year first written above.

PAGODA PARTNERS LLC,		Arhaus, LLC

By:	/s/ John P. Reed	By:	/s/ John P. Reed
	John P. Reed, Manager		John P. Reed, Chief Executive Officer

By:	/s/ Christopher E. Smythe
Christopher E. Smythe, Manager

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STATE OF OHIO	)
) SS
COUNTY OF SUMMIT	)

The foregoing instrument was acknowledged before me this 24 day of August, 2020, by John P. Reed, a Manager of PAGODA PARTNERS LLC, an Ohio limited liability company, on behalf of the limited liability company

(SEAL)	/s/ Barbara A. Lee
Notary Public

My commission expires:

STATE OF OHIO	)
) SS
COUNTY OF CUYAHOGA	)

The foregoing instrument was acknowledged before me this 24th day of August, 2020, by Christopher E. Smythe, a Manager of PAGODA PARTNERS LLC, an Ohio limited liability company, on behalf of the limited liability company

(SEAL)	/s/ Edward J. Bill
Notary Public

My commission expires:

STATE OF OHIO	)
) SS
COUNTY OF SUMMIT	)

The foregoing instrument was acknowledged before me this 24 day of August, 2020, by John P. Reed, Chief Executive Officer of Arhaus, LLC a Delaware limited liability company, on behalf of the limited liability company.

(SEAL)	/s/ Barbara A. Lee
Notary Public

My commission expires:

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